UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2015

OXIS INTERNATIONAL, INC.
 (Exact name of Registrant as specified in its charter)
____________________

Delaware	000-08092	94-1620407
(State or other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)
___________________________

4830 West Kennedy Blvd
Suite 600
Tampa, FL 33609
Phone: (310) 860-5184
(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)
___________________________

N/A
(Former name, former address and former fiscal year, if changed since last report)

ITEM 8.01 Other Events

OXIS International, Inc. (the “Company”) is furnishing this Current Report on Form 8-K in connection with the disclosure of information, in the form of the textual information from a slide presentation (the “Presentation”) the Company deems to be important to its securities holders.  A copy of the Presentation is furnished herewith as Exhibit 99.1.

The Company does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in our expectations or any change in events, conditions, or circumstances on which any forward-looking statement in the Presentation is based.  The text of this Current Report on Form 8-K and the attached Presentation is also available on the Company’s website.

ITEM 9.01 Exhibit

Exhibit No.	Exhibit Description

99.1	OXIS International, Inc.’s presentation dated October 26, 2015

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oxis International, Inc.

Dated: October 26, 2015	By:	/s/ Anthony J. Cataldo
Anthony J. Cataldo
Chief Executive Officer